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                                                                    EXHIBIT 10.3

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E


                           VAALCO GABON (ETAME), INC.

                                       And

               J.P. MORGAN TRUSTEE AND DEPOSITARY COMPANY LIMITED

                                       And

                       JPMORGAN CHASE BANK, LONDON BRANCH


                                   ETAME FIELD
                       TRUSTEE AND PAYING AGENT AGREEMENT

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                                    CONTENTS
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CLAUSE                                                                                                PAGE
1.  Defined Terms......................................................................................  1

2.  Receipt Of Funds...................................................................................  7

3.  Disbursements With Respect To Government Payments.................................................. 14

4.  Establishment Of Etame Operating Account........................................................... 14

5.  Disbursements With Respect To Trustee  Compensation And The Tinworth Reserve Account............... 14

6.  Procedures Respecting Accounts And Security Interests Under This Agreement......................... 16

7.  Investment Of Funds Held In Accounts Under This Agreement.......................................... 18

8.  Concerning The Trustee And Paying Agent And Account Bank........................................... 19

9.  Miscellaneous...................................................................................... 29

Schedule A      Consortium Members Account And Subordinate Secured Party Designations.................. 38

Schedule B      Trustee And Paying Agent And Account Bank Fee Schedule................................. 39

Schedule C      Funds Transfer Confirmation Contact Party Designation.................................. 40

Schedule D      Tinworth Draw Notice................................................................... 41

Schedule E      Form Of Notice Of Assignment Of Crude Oil Sales Contract............................... 43

Schedule F      Form Of Acknowledgement Of Crude Oil Sales Contract Assignment......................... 45

Schedule G      Form Of Notice Of Assignment........................................................... 46

Schedule H      Form Of Acknowledgement Of Assignment.................................................. 48

Schedule I      Form Of Deed Of Accession.............................................................. 52

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THIS AGREEMENT, made as of the 26 day of June, 2002 between VAALCO GABON
(ETAME), INC., a Delaware corporation ("VGEI"), on behalf of itself, in its capacity as Operator acting under the Operating Agreement and as a Consortium Member and on behalf of each other Consortium Member under the Operating Agreement, J.P. Morgan Trustee and Depositary Company Limited having its registered office at 125 London Wall, London EC2Y 5AJ as Trustee and Paying Agent and JPMorgan Chase Bank, London Branch (the "Bank"), acting through its branch located at Trinity Tower, 9 Thomas More Street, London, England E1W 1YT as Account Bank (all capitalized terms in the Preface and Recitals are hereinafter defined under Section 1 below).

WITNESSETH:

WHEREAS, VGEI, as the Operator and on behalf of the Consortium Members, will be executing Crude Oil Sales Contracts;

WHEREAS, each Crude Oil Sales Contract will provide that the Buyer shall pay Crude Oil Sales Contract Revenues due thereunder to the Etame Revenue Account;

WHEREAS, pursuant to the FPSO Contract between VGEI, as Operator, and TINWORTH, TINWORTH is entitled to receive certain Compensation subject to the terms and conditions thereof secured by the TINWORTH Reserve Account created and funded as provided herein;

WHEREAS, from time to time Consortium Members may enter into financing agreements with Subordinate Secured Parties and assign as security therefor, subject to funding Government Payments, Fees and Expenses and Additional Remuneration of the Trustee and Paying Agent and of the Account Bank and the TINWORTH Reserve Account (as provided herein), their pro rata share of Crude Oil Sale Contract Revenues;

WHEREAS, to secure payment of amounts due to (i) TINWORTH under the FPSO Contract and (ii) the several obligations of the Consortium Members to their Subordinate Secured Parties, VGEI, as the Operator and on behalf of the Consortium Members, wishes to assign its rights and their respective rights to the Crude Oil Sales Contract Revenues in respect of the related Crude Oil Sales Contracts to the Trustee and Paying Agent upon the terms and conditions set forth in this Agreement;

WHEREAS, amounts paid with respect to the Crude Oil Sales Contract Revenues in respect of the Crude Oil Sales Contracts will be received, held, managed and disbursed by the Trustee and Paying Agent (as provided herein);

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties hereto agree as follows:

1.   DEFINED TERMS

1.1 The following defined terms shall have the meanings set forth below, such meanings to be applicable to both the singular and the plural forms of such expressions:

     "Accession Deed" shall have the meaning set forth in Section 2.9.

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     "Accounts" shall mean the Etame Reserve Account, the Etame Operating
     Account and the TINWORTH Reserve Account.

     "Account Bank" shall mean the JPMorgan Chase Bank or any Successor appointed pursuant to Section 8.7.

     "Account Bank's Office" shall mean the office of the Account Bank, the address of the first Account Bank being set out in Section 9.6 or any other office of the Account Bank in London, the address of which is notified to the Operator and TINWORTH, with copies to any Subordinate Secured Parties, by the Account Bank pursuant to Section 9.6 or the office specified in an instrument delivered by any Successor.

     "Agreement" shall mean this Etame Field Trustee and Paying Agent Agreement, as modified, supplemented or amended from time to time in accordance with the terms hereof.

     "Applicable Law" shall have the meaning set forth in Section 9.9.

     "Assigned Property" shall mean the property subject to the Crude Oil Sales Contracts Assignments.

     "Authority" any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

     "Authorisation" any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors' and stockholders' approvals or consents;

     "Bank" shall have the meaning set forth in the introduction to this Agreement.

     "Beneficiaries" shall have the meaning set forth in Section 2.4.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in London and New York are authorized or obligated by law to remain closed.

     "Buyers" shall mean collectively each of the buyers of Crude Oil under the Crude Oil Sales Contracts and their respective successors and permitted assigns thereunder.

     "Charter" the articles of incorporation and bylaws an/or such other constitutive documents, howsoever called;

     "Collection Actions" shall have the meaning set forth in Section 2.7(f).

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     "Compensation" shall mean all charter rate, operating rate and any other compensation whatsoever payable by the Operator to TINWORTH in accordance with their obligations and liabilities under the FPSO Contract.

     "Consortium Members" shall mean collectively VGEI, PetroEnergy, Pan African Energy, Sasol, WAAL and NISSHO, and in each case its successors and permitted assigns under the Production Sharing Contract and the Operating Agreement.

     "Consortium Member Accounts" shall mean the designated deposit accounts for each Consortium Member as designated on Schedule A hereto.

     "Crude Oil" shall mean crude oil produced from the Field.

     "Crude Oil Sales Contract Revenues" shall mean each amount payable in U.S. Dollars pursuant to sales of Crude Oil exported from the Project and any amounts payable on account of interest due by reason of the late payment for Crude Oil under the Crude Oil Sales Contracts, in each case net of sales commissions provided for in the Crude Oil Sales Contracts or in any sales agency agreements entered into in connection therewith.

     "Crude Oil Sales Contracts" shall mean each and all of the sales contracts for the marketing and sale of Crude Oil from the Project to be entered into either by:

     (i) the Operator on behalf of itself, the Consortium Members and the Government of Gabon and its assigns and each of the Buyers thereof; and

     (ii) such Consortium Members who elect to take in kind and separately sell its share of Crude Oil from the Project directly and each of the Buyers thereof;

     as the same may be modified, supplemented or amended, including any extension or renewal thereof.

     "Crude Oil Sales Contracts Assignment" shall have the meaning set forth in
     Section 2.7 (a).

     "Crude Sharing Agreement" shall mean any agreement entered into between the Operator and any Consortium Member under which such Consortium Member elects to take in kind its share of Crude Oil from the Project and to sell it directly under a Crude Oil Sales Contract.

     "Eligible Bank" means the Bank or any of the Bank's affiliates or any other bank or trust company with a registered office or branch in London, England, provided the Bank or its relevant affiliate or such other bank or trust company has capital and surplus of at least US $500,000,000 and whose long term senior debt is rated at least "A" by Standard & Poor's Corporation or its successor or at least "A3" by Moody's Investors Service, Inc. or its successor, or any equivalent rating, issued by such services or successors, as from time to time may be in effect.

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     "Environmental Law" shall mean all applicable laws, including common law, orders, decrees, permits, rules or regulations pertaining to the environment, health and safety, hazardous substances, or the environmental conditions on, under, or about the Field, the Project or the loading, storage, off-loading and transportation of Crude Oil from the Field.

     "Environmental Liability" shall mean any liability under any Environmental Law.

     "Etame Operating Account" shall mean the account established and maintained pursuant to Section 4.1 by the Trustee and Paying Agent in the Trustee and Paying Agent's name with the Account Bank, having the designation "JPMTDC
     Re: Etame Operating Account" and account number 24690601.

     "Etame Revenue Account" shall mean the account established and maintained pursuant to Section 2.1 by the Trustee and Paying Agent in the Trustee and Paying Agent's name with the Account Bank, having the designation "JPMTDC
     Re: Etame Revenue Account" and account number 24690602.

     "Fees and Expenses" shall have the meaning set forth in Section 8.2.

     "Field" shall mean the Etame Field located offshore Gabon and more particularly described in the Production Sharing Contract and the Operating Agreement.

     "Final Compensation Payment" shall mean the final payment for Compensation due and owing to TINWORTH under the FPSO Contract.

     "Finance Document" means any agreement or deed relating to the transactions contemplated by this Agreement, other than this Agreement.

     "FPSO Contract" shall mean the Contract for the Provision and Operation of an FPSO for the Field dated August 20, 2001, between the Operator and TINWORTH, as the same may hereafter be modified, supplemented or amended, including any extension or renewal thereof.

     "Gabon" shall mean the Republic of Gabon.

     "Government" shall mean the government of Gabon.

     "Government Payments" shall mean any funds to be disbursed by the Trustee and Paying Agent to the Government under Section 3.1.

     "Investment Designation" shall have the meaning set forth in Section 7.1.

     "Letters of Credit" shall mean each irrevocable and transferable letter of credit or any similar payment security provided by a Buyer in favor of the Operator, any Consortium Member or Trustee and Paying Agent to provide for the payment when due of the purchase price of Crude Oil sold pursuant to the Crude Oil Sales Contracts.

     "NISSHO" shall mean Nissho Iwai Corporation, a Japanese corporation.

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     "Operating Agreement" shall mean the joint operating agreement effective as of April 4, 1997 between VGEI, VAALCO Energy (Gabon), Inc., WAAL, Petrofields Exploration & Development Co. Inc. and Alcorn Petroleum and Mineral Corporation, as the same has been and may hereafter be modified, supplemented or amended, including any extension or renewal thereof and any successors of the original parties.

     "Operator" shall mean VGEI, the designated Operator pursuant to the Operating Agreement and its successors and permitted assigns under the Operating Agreement and the Production Sharing Contract.

     "Pan African Energy" shall mean Pan African Energy Gabon Corporation, (formerly known as VAALCO Energy (Gabon), Inc.), a Delaware Corporation.

     "Party" shall mean each of the Trustee and Paying Agent, the Account Bank and the Operator.

     "Payment Default" shall have the meaning set forth in Section 5.3.

     "Payment Due Date" shall mean the date on which the Buyer must pay the amount due under the relevant Crude Oil Sales Contract to the Operator or, as the case may be, the relevant Consortium Member.

     "Permitted Investments" shall mean any of the following investments having a maturity date not later than the Business Day immediately preceding the date on which it is anticipated the proceeds thereof will be required in order to make any payment hereunder and in any event not more than one year from the date the investment is acquired by the Trustee and Paying Agent:
     (i) Eurodollar time deposits with Eligible Banks, (ii) Eurodollar certificates of deposit of Eligible Banks, (iii) commercial paper, finance company paper or bonds denominated in Eurodollars of any issuer, including Trustee and Paying Agent or any of its affiliates, or (iv) money market funds, provided that in the case of any investments described in either clause (iii) or (iv) above, such investments shall be rated not less than "P-I" by Moody's Bank Credit Report Service or its successors and "A-1 +" by Standard & Poor's Corporation CD Ranking Service or its successors, or any equivalent rating, issued by such services or successors, as from time to time may be in effect, all in accordance with Section 7.1.

     "PetroEnergy" shall mean PetroEnergy Resources Corporation, a Philippine corporation.

     "Production Sharing Contract" shall mean the Production Sharing Contract executed by VGEI and VAALCO Energy (Gabon), Inc. with the Ministry of Petroleum of Gabon on July 6, 1995, as the same has been and may hereafter be modified, supplemented or amended, including any extension or renewal thereof.

     "Project" shall mean the floating production storage and offloading system and the three oil wells existing in the Field and such other wells or facilities as may be added to develop the Field.

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     "Sasol" shall mean Sasol Petroleum International (Pty) Ltd., a South
     African Corporation.

     "Secured Obligations" shall mean collectively such obligations owed by the Operator, for itself and as agent for and on behalf of the other Consortium Members to TINWORTH under the FPSO Contract and the several obligations, if any, owed by the Consortium Members to their respective Subordinate Secured Parties.

     "Security" shall mean the security created or expressed to be created in favour of the Trustee and Paying Agent pursuant to this Agreement.

     "Subordinate Secured Parties" shall mean, at any time, the party or parties identified in Schedule A that a Consortium Member has notified in writing to the Operator, the Trustee and Paying Agent and the Account Bank is a secured creditor with respect to such Consortium Member's share of the Crude Oil Sales Contract Revenues and a beneficiary of the Crude Oil Sales Contract Assignment with respect to such share.

     "Successor" shall have the meaning set forth in Section 8.7.

     "Tax" shall mean all present and future taxes, levies, imposts or duties (including value added and stamp duties) whatsoever and wheresoever imposed.

     "TINWORTH" shall mean TINWORTH Ltd., a Bermudian corporation or its successor.

     "TINWORTH Draw Notice" shall mean a written notification in form of Schedule D attached hereto as provided in Section 5.3.

     "TINWORTH Reserve Account" shall mean the account established pursuant to
     Section 5.1 by the Trustee and Paying Agent in the Trustee and Paying Agent's name with the Account Bank, having designation "JPMTDC: TINWORTH Reserve Account" and account number 24690603.

     "TINWORTH Reserve Account Maximum Balance" shall have the meaning set forth in Section 5.2.

     "Trustee Acts" shall mean the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

     "Trustee and Paying Agent" shall mean the person designated as such by the Operator pursuant to Section 2.1 or any Successor appointed pursuant to
     Section 8.7.

     "Trustee and Paying Agent's Office" shall mean the office of the Trustee and Paying Agent, the address of the first Trustee and Paying Agent being set out in Section 9.6 or any other office of the Trustee and Paying Agent in London, the address of which is notified to the Operator and TINWORTH, with copies to any Subordinate Secured Parties, by the Trustee and Paying Agent pursuant to Section 9.6 or the office specified in an instrument delivered by any Successor.

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     "Trust Funds" shall have the meaning set forth in Section 2.4.

     "Trust Property" shall mean the property held by the Trustee and Paying Agent upon the terms of the trusts set out in Section 2.4.

     "Underlying Security" shall mean all liens, security interests, Letters of Credit, mortgages or similar rights securing payment by the Buyers of the Crude Oil Sales Contract Revenues.

     "US$" and "U.S. Dollars" shall mean the lawful currency of the United States of America.

     "VGEI" shall have the meaning set forth in the introduction to this Agreement.

     "WAAL" shall mean Western Atlas Afrique, Ltd., a Bermuda Corporation.

1.2  INTERPRETATION

     In this Agreement, unless the context otherwise requires:

     (a) headings are for convenience only and do not affect the interpretation of this Agreement;

     (b)  words importing the singular include the plural and vice versa;

     (c) a "person" includes any company, corporation, partnership, trust, estate, unincorporated organization, joint venture, association, juridical entity, corporation or other body corporate and any government, state or any political subdivision, authority or agency thereof;

     (d) a reference to a party, Schedule or Section is a reference to that Section of, or that party or Schedule to, this Agreement;

     (e) a reference to a party to any document includes that party's successors and permitted assigns; and

     (f) a reference to a statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

2.   RECEIPT OF FUNDS

2.1  DESIGNATION OF TRUSTEE AND PAYING AGENT AND ETAME REVENUE ACCOUNT

     The Operator hereby appoints J.P. Morgan Trustee and Depositary Company Limited as the Trustee and Paying Agent and J.P. Morgan Trustee and Depositary Company Limited hereby accepts its appointment as Trustee and Paying Agent and its obligations hereunder upon and subject to the terms and conditions of this Agreement. The Trustee and Paying Agent may delegate all or any of the rights, powers and discretions vested in it by this Agreement pursuant to Clause 8.1(k). All Crude Oil Sales Contract Revenues shall be paid to the Trustee and Paying Agent. In the event any Consortium

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     Member sells its share of Crude Oil directly under a Crude Oil Sales
     Contract such Consortium Member shall, as shall be required by the Operator under the relevant Crude Sharing Agreement, appoint J.P. Morgan Trustee and Depositary Company Limited as the Trustee and Paying Agent to which Crude Oil Sales Contract Revenues under its Crude Oil Sales Contract shall be paid. The Trustee and Paying Agent shall establish and maintain the Etame Revenue Account, to which all Crude Oil Sales Contract Revenues and any other monies which may be payable to Consortium Members in respect of any Crude Oil Sales Contract Revenues shall be paid. The Trustee and Paying Agent shall deposit in the Etame Revenue Account each amount of Crude Oil Sales Contract Revenues and any other monies which may be payable to Consortium Members in respect of any Crude Oil Sales Contract Revenues received by it.

2.2 The Operator shall and shall cause any Consortium Member selling Crude Oil directly to send to the Trustee and Paying Agent (i) any Crude Oil Sales Contract promptly following the execution of the contract and (ii) a copy of each invoice at the same time that such invoice is sent to the relevant Buyer.

2.3  COVENANT TO PAY

     The Operator on behalf of each of the Consortium Members covenants with the Trustee and Paying Agent on behalf of itself and as trustee for and on behalf of the Beneficiaries (as defined below) that the Operator and such Consortium Members will pay and discharge the Secured Obligations owed to TINWORTH under the FPSO Contract.

2.4  DECLARATION OF TRUST FUNDS

     All amounts received in the Etame Revenue Account pursuant to Section 2.1, and Section 2.1 as applied by Section 2.9, in the Etame Operating Account pursuant to Section 4.2 and the TINWORTH Reserve Account pursuant to
     Section 5.2, Section 7.1 and Section 7.2 are herein referred to as the "Trust Funds." The Trustee and Paying Agent hereby declares itself trustee of the Trust Funds on trust for itself, the Operator, the Consortium Members, TINWORTH and the Subordinate Secured Parties each as the case may be (being the beneficiaries hereto) the "Beneficiaries" and shall hold the Trust Funds and the benefit of all related rights in trust for the Beneficiaries in accordance with their respective rights hereunder. Such funds shall be held upon trust for the benefit of those having a right to receive disbursements and distributions to the extent provided in this Agreement.

2.5  AMOUNTS RECEIVED

     (a) In the event the Trustee and Paying Agent receives any amount from any person which amount is not designated for the Etame Revenue Account or for any other account established or to be established hereunder, or an amount in relation to which it has not received a notification from the Operator, the Trustee and Paying Agent shall request instructions from the Operator as to

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          the proper account designation of the amount received and shall deposit such amount in the account or accounts specified in the designation given by the Operator.

     (b) If the Operator receives any sum which, pursuant to this Agreement, should have been paid to the Trustee and Paying Agent, that sum shall be held by the Operator on trust for the Beneficiaries and shall promptly be paid to the Trustee and Paying Agent in accordance with this Agreement.

2.6  CURRENCY CONVERSION

     If the Trustee and Paying Agent recovers a payment in a currency other than US dollars, the Trustee and Paying Agent may convert the moneys received or recovered by the Trustee and Paying Agent into US dollars at the spot rate at which the Trustee and Paying Agent is able to purchase US dollars with the amount received.

2.7  CRUDE OIL SALE CONTRACTS ASSIGNMENT

     (a) To the extent permitted or not prohibited by the Crude Oil Sales Contracts, the Operator on behalf of each of the Consortium Members with full title guarantee and as continuing security for the payment and discharge of the Secured Obligations to the Trustee and Paying Agent for the benefit of TINWORTH and the Subordinate Secured Parties assigns by way of security absolutely to the Trustee and Paying Agent (the "Crude Oil Sales Contracts Assignment") all the Crude Oil Sales Contract Revenues in respect of the Crude Oil Sales Contracts to which it is a party, and all liens, security interests, Letters of Credit, mortgages or similar rights securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts, including without limitation:

          (i)    the right to receive all Crude Oil Sales Contract Revenues,

          (ii) payments arising from any claims for damages in respect of Crude Oil Sales Contract Revenues, and

          (iii) payments received as a result of the Operator, Trustee and Paying Agent or its assignee compelling performance of the payment of such Crude Oil Sales Contract Revenues (all of which shall be held by the Trustee and Paying Agent upon the terms of the trusts set out in Section 2.4 above);

                 provided however that the Trustee and Paying Agent shall have no right or obligation (unless instructed to do so by the Operator) to consent or agree to any amendment, modification or waiver under or with respect to any such Crude Oil Sales Contract or any such lien, security interest, Letter of Credit, mortgage or similar right. The Trustee and Paying Agent hereby accepts such Crude Oil Sale Contracts Assignment in accordance with the terms hereof.

                 The Operator shall, contemporaneously with the execution of each Crude Oil Sales Contract to which it is a party, serve a notice of the Crude Oil Sales Contract Assignment, in the form set out in Schedule E on each Buyer thereunder and the Operator shall use its reasonable endeavors to procure that each Buyer promptly executes and delivers to the Trustee and Paying Agent (with a copy thereof to the Operator, TINWORTH and the Subordinate Secured Parties) an acknowledgement of the Crude Oil Sales Contract Assignment in the form set out in Schedule
                 F. The Operator shall use its reasonable endeavors to obtain any relevant consent, waiver or acknowledgement necessary to give full effect to the foregoing assignment to the Trustee and Paying Agent.

     (b) The Operator for itself and on behalf of each of the Consortium Members represents, warrants and covenants that:

          (i) it has not assigned and will not assign for itself or on behalf of each of the Consortium Members any of its rights or interests hereby assigned to any person other than the Trustee and Paying Agent as aforesaid;

          (ii) it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

          (iii) this Agreement constitutes and will constitute its legal, valid, binding and enforceable obligation (except as enforcement may be limited by bankruptcy, moratorium, insolvency, reorganisation or similar laws generally affecting creditors' rights as well as the awards by courts of relief in lieu of specific performance of contractual provisions); and

          (iv) all necessary authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect.

     (c) Anything herein to the contrary notwithstanding, the Operator agrees for the benefit of the Trustee and Paying Agent and for the benefit of each person having an interest in or right at any time to distribution or disbursement of Trust Funds hereunder that:

          (i) the Operator shall at all times remain liable to the other party or parties to each Crude Oil Sales Contract to which the Operator is a party to perform all of the duties and obligations of the Operator thereunder as if the Crude Oil Sale Contracts Assignment hereunder had not been made, and

          (ii) the Trustee and Paying Agent shall not have any obligation or liability under any Crude Oil Sales Contract or in respect of any Crude Oil Sales Contract Revenue or any lien, security interest, Letter of Credit, mortgage or similar right securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts or any other instrument or agreement securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts by reason of, or arising under, this Agreement or be obligated to perform any of the obligations of the Operator under any thereof or, except as otherwise expressly provided in Section 2.7(f), to make any payment or to make any inquiry as to the sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce any claim for or right to any payment or security therefor assigned hereunder.

     (d) The Operator on behalf of each of the Consortium Members does hereby constitute the Trustee and Paying Agent and its respective delegates, the Operator's true and lawful attorney irrevocably, with full power (in the name of the Operator or otherwise on its behalf) to do all acts and all things (including full power to delegate) and to sign, seal, execute, deliver, perfect and do all deeds, instruments and documents, acts and things which may be necessary hereunder and to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of each Crude Oil Sales Contract to which the Operator is a party and, to endorse any instruments or orders in connection therewith. The Operator ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed hereunder shall do in its capacity as such. Unless and until the Trustee and Paying Agent shall take any action or exercise any right under Section 2.7(f) and shall have notified the Operator to such effect, the Operator may in its discretion take any such action or exercise any such right.

     (e) The Operator agrees that, subject to the Operating Agreement, the Operator will, at its own expense, promptly and duly execute and deliver any and all such further notices, instruments and documents and take such further action as the Trustee and Paying Agent may require or consider necessary in order to obtain the full benefits of the Crude Oil Sale Contracts Assignment and the rights and powers herein granted. The Operator shall deliver, and shall cause to be delivered, to the Trustee and Paying Agent all Crude Oil Sales Contracts and Letters of Credit and any other security for performance of the Buyers under the Crude Oil Sales Contracts. The Operator shall provide, and shall cause to be provided, to the Trustee and Paying Agent all amendments, modifications or supplements to the Crude Oil Sales Contracts, the Letters of Credit or any other instruments or agreements securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts or the Letters of Credit; provided however that until the Trustee and Paying Agent shall have received any such amendment, modification or supplement, it may assume and act or not act on the basis that the executed original documentation in its possession is solely authoritative, in effect and binding.

     (f) In the event payment is not made in respect of any Crude Oil Sales Contract or Letter of Credit when due, the Trustee and Paying Agent shall have no duty to exercise any right or take any action under any Crude Oil Sales Contract or, except as set forth in Section 2.8, under any Letter of Credit ("Collection Actions"). The Trustee and Paying Agent may, and if instructed in writing by the Operator, shall appoint the Operator or its nominee as the agent of the Trustee and Paying Agent to exercise any such right or take any such action provided that the Trustee and Paying Agent is indemnified and or secured to its satisfaction. In acting (or refraining from acting) as such agent of the Trustee and Paying Agent, the Operator and its assignee shall have all rights, benefits, powers and protections provided to the Trustee and Paying Agent under or pursuant to this Agreement.

     (g) Notwithstanding anything to the contrary contained herein, the Trustee and Paying Agent makes no representation as to the collectability of any lien or security interest purported to be created hereby, or as to the sufficiency, validity or genuineness of any instruments or documents at any time assigned or deposited with the Trustee and Paying Agent hereunder, or any liens purported to be created hereunder or under any other document referred to or provided for in this Section. The Trustee and Paying Agent shall have no duty to do, cause to be done or advise with respect to any filing or recording or to the maintenance of any such filing or recording with any governmental agency or office or otherwise. The Trustee and Paying Agent shall, if directed by the Operator or its nominee in accordance with Section 2.7(f), deliver or cause to be delivered to the Operator such instruments, notices or other documents designed to create, protect, perfect or effect the Crude Oil Sales Contracts Assignment, which instruments, notices or other documents shall have been prepared by the Operator or its nominee and delivered to the Trustee and Paying Agent.

2.8  LETTERS OF CREDIT

     (a) If, as indicated by the relevant invoice, payment for Crude Oil sold pursuant to a Crude Oil Sales Contract is to be effected by a Letter of Credit, the Trustee and Paying Agent shall, but only to the extent that the applicable Letter of Credit (together with all documents required to be presented thereunder) is in the possession of the Trustee and Paying Agent, draw on the applicable Letter of Credit in the manner provided therein and for the amount then due on the applicable payment due date. If any invoice under a Crude Oil Sales Contract is not paid when due in respect of which invoice a Letter of Credit is held by the Trustee and Paying Agent as security for payment of such invoice, the Trustee and Paying Agent shall notify the Operator of such event and the Trustee and Paying Agent shall draw on the applicable Letter of Credit, in the manner provided therein and for the amount then due, after the lapse of five (5) calendar days following the applicable payment due date, but in any event prior to the expiration date of the relevant Letter of Credit. If the applicable Letter of Credit is in favour of the Operator or any Consortium Member, the Trustee and Paying Agent shall request such party to draw on the Letter of Credit and deposit such funds into the Etame Revenue Account.

     (b) In the event the issuing bank, advising bank or confirming bank, as the case may be, fails to honor any draw by or on behalf of the Trustee and Paying Agent under a Letter of Credit, the Trustee and Paying Agent shall promptly notify the Operator and shall make prompt written demand on the issuing bank, advising bank or confirming bank. The Trustee and Paying Agent may, and if requested by the Operator shall, provided that the Trustee and Paying Agent is indemnified and/or secured to its satisfaction, take or cause to be taken such other reasonable action as may be specified by the Operator to, cause the issuing bank, advising bank or confirming bank to honor such Letter of Credit, which instructions may be to appoint the Operator or its nominee as the Trustee and Paying Agent's agent pursuant to
          Section 2.7(f). If the Operator should directly receive any monies from the issuing bank, advising bank or confirming bank as a result of such action such monies shall be held on trust by the Operator and shall immediately be transferred to the Trustee and Paying Agent and shall be treated as Crude Oil Sales Contract Revenues.

2.9  DIRECT SALES/CRUDE SHARING AGREEMENTS

     In the event that any Consortium Member elects to sell its share of Crude Oil from the Project directly to a Buyer, the Operator shall cause such Consortium Member to enter into a Crude Sharing Agreement with the Operator whereby such Consortium Member shall covenant, among other matters, to perform, with respect to the Crude Oil Sales Contracts and Crude Oil Sales Contract Revenues related to such Consortium Member's share of Crude Oil, the obligations of the Operator under Sections 2.1 (save for the obligation of the Operator referred to in the 4th sentence thereof), 2.2, 2.3, 2.4, 2.5(b), 2.6, 2.7, 2.8, 8.1(a), (i), (m), (p)(iii), and 9.4(c) as more particularly set forth under such Crude Sharing Agreement (including, for avoidance of doubt, an obligation of the Operator to cause any such Consortium Member to duly execute an assignment of such Consortium Member's rights under such Crude Oil Sales Contracts to the Trustee and Paying Agent in accordance with Section 2.5) and to execute an instrument acceding to this Agreement in substantially the form of Schedule I hereto ("Accession Deed"). The Trustee and Paying Agent shall be entitled to Fees and Expenses and Additional Remuneration in connection therewith pursuant to Section 8.2 and 8.3.

2.10 ACCEPTANCE OF ACCESSION DEEDS

     Each of the Parties hereto appoints the Trustee and Paying Agent to receive on its behalf each Accession Deed delivered to the Trustee and Paying Agent pursuant to Section 2.9 and to accept and sign it if the Trustee and Paying Agent has received such documentation from the acceding Consortium Member that it, in its sole discretion, requires in order to comply with all applicable legal and regulatory requirements. No Accession Deed shall be effective unless and until accepted and signed by the Trustee and Paying Agent. The Trustee and Paying Agent shall be entitled to assume, without further enquiry, that any such Accession Deeds are duly executed, authentic, legal, valid, binding and enforceable.

3.   DISBURSEMENTS WITH RESPECT TO GOVERNMENT PAYMENTS

3.1  GOVERNMENT PAYMENTS

     The Trustee and Paying Agent shall as soon as practicable but not more than three (3) Business Days after receipt of any amount of Crude Oil Sales Contract Revenues, pay over from the Etame Revenue Account to the Government an amount specified by the operator as the Government's share of such amount pursuant to the Production Sharing Contract ("Government Payments"), which amount shall be as specified in the notice received by the Trustee and Paying Agent from the Operator at least three (3) Business Days prior to the due date of each invoice for the sale of Crude Oil under the relevant Crude Oil Sales Contract, failing the receipt of which the Trustee and Paying Agent shall act in accordance with the previous such notice in determining the applicable amount to be paid to the Government. Amounts payable to the Government hereunder shall be paid to such account as shall be specified in writing by the Operator to the Trustee and Paying Agent.

4.   ESTABLISHMENT OF ETAME OPERATING ACCOUNT

4.1  ETAME OPERATING ACCOUNT

     The Trustee and Paying Agent shall establish and maintain the Etame Operating Account.

4.2  FUNDS TO BE DEPOSITED

     As soon as practicable but no later than two (2) Business Days after receipt by it of any amount in funds in the Etame Revenue Account, the Trustee and Paying Agent shall deposit in the Etame Operating Account all amounts in the Etame Revenue Account in excess of the amount of Government Payments required to be made pursuant to Section 3.1.

5. DISBURSEMENTS WITH RESPECT TO TRUSTEE COMPENSATION AND THE TINWORTH RESERVE ACCOUNT

5.1  ESTABLISHMENT OF TINWORTH RESERVE ACCOUNT

     The Trustee and Paying Agent shall establish and maintain the TINWORTH Reserve Account.

5.2  PAYMENT

     Any time funds are deposited in the Etame Operating Account, the Trustee and Paying Agent shall as soon as practicable after such deposit but in no event more than two (2) Business Days thereafter pay or deposit such funds in the following order:

     First, pay Fees and Expenses incurred in accordance with Section 8.2 hereof and Additional Remuneration incurred in accordance with Section 8.3 hereof.

     Second, deposit such amounts in the TINWORTH Reserve Account as may be necessary to ensure that the credit balance of the TINWORTH Reserve Account, including the value of any Permitted Investments and accrued interest in accordance with Section 7, is equal to $2,500,000 (the "TINWORTH Reserve Account Maximum Balance").

     Third, distribute the balance remaining in the Etame Operating Account, if any, to each of the Consortium Member's Accounts the amounts in accordance with their respective entitlements under Production Sharing Contract and the Operating Agreement, as shall be specified in the notice received by the Trustee and Paying Agent from the Operator at least three (3) Business Days prior to the date of such distribution.

5.3  TINWORTH RESERVE ACCOUNT DRAWS

     TINWORTH shall be entitled to draw such amounts out of the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance in the event Operator fails to pay any Compensation due to TINWORTH under the FPSO Contract on the due date thereof and after the expiration of any applicable grace periods (a "Payment Default"), upon five (5) Business Days' written notice from TINWORTH ("TINWORTH Draw Notice") to the Trustee and Paying Agent with copies to the Operator and each of the Subordinate Secured Parties (as designated on the most recent Schedule A delivered to TINWORTH pursuant to Section 6.1(b)), declaring that a Payment Default has occurred under the FPSO Contract and for these purposes the Trustee and Paying Agent can rely without enquiry on a certificate from TINWORTH certifying that TINWORTH has sent such copies of the TINWORTH Draw Notice and the Trustee and Paying Agent shall not be liable for so acting. TINWORTH shall have no obligation to confirm that Schedule A is a complete and current list of Subordinate Secured Parties. The Trustee and Paying Agent shall distribute to TINWORTH such amounts in the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance as certified due and owing under the TINWORTH Draw Notice. Trustee and Paying Agent shall liquidate the Permitted Investments to the extent necessary to fund the full amount of the TINWORTH Draw Notice, whether or not such Permitted Investments have matured. Anything herein to the contrary notwithstanding, the Operator on behalf of itself and each of the Consortium Members agrees for the benefit of the Trustee and Paying Agent that the Trustee and Paying Agent shall be under no duty to inquire or seek approval from Operator, any Consortium Member or any Subordinate Secured Party or any other person with respect to the occurrence or not of the Payment Default or the right of TINWORTH to receive the amount requested under the TINWORTH Draw Notice and Trustee and Paying Agent shall have no liability to the Operator, any Consortium Member or Subordinate Secured Party to determine or resolve any claims with respect to their rights under the FPSO Contract, TINWORTH's Compensation, or any other disputes between TINWORTH and the Operator thereunder for payment of such amounts.

5.4  FINAL COMPENSATION PAYMENT

     After the date of payment of the Final Compensation Payment pursuant to the FPSO Contract as confirmed by notice from the Operator and TINWORTH to the Trustee and Paying Agent, the Trustee and Paying Agent shall as promptly as practicable convert to cash any Permitted Investments then held in the TINWORTH Reserve Account and promptly pay all amounts remaining in the TINWORTH Reserve Account to the Consortium Members' Accounts in accordance with the instructions as provided by the Operator in the manner described in Paragraph "Third" under Section 5.1, and thereafter close the TINWORTH Reserve Account.

6.   PROCEDURES RESPECTING ACCOUNTS AND SECURITY INTERESTS UNDER THIS AGREEMENT

6.1  BENEFICIAL RIGHTS IN TRUST FUNDS

     (a) TINWORTH shall have under this Agreement or otherwise no claim or interest in the Etame Revenue Account or Etame Operating Account except to the extent funds deposited in the Etame Operating Account are to be deposited in the TINWORTH Reserve Account as provided in
          Section 5.2. The funds in the TINWORTH Reserve Account, up to the TINWORTH Reserve Account Maximum Balance, shall be held for the benefit of TINWORTH as security for and payment of the Compensation. Except as provided under Section 7.2, prior to the Final Compensation Payment, neither Operator nor any Consortium Member or any Subordinate Secured Party shall have any security interest in the TINWORTH Reserve Account. TINWORTH has no claim or interest in the Consortium Member Accounts under this Agreement or otherwise.

     (b) At any time and from time to time any Consortium Member may give notice to the Trustee and Paying Agent and the Operator that it has assigned with full title guarantee to its Subordinate Secured Party by way of security absolutely all of such Consortium Member's rights in and to the Etame Operating Account funds substantially in the form of Exhibit G hereto. Upon receipt of such notice, (i) the Trustee and Paying Agent and Operator shall amend Schedule A as appropriate and deliver a copy thereof to each of TINWORTH, each of the Consortium Members and each of their respective Subordinate Secured Parties, if applicable (ii) the Trustee and Paying Agent and the Operator shall acknowledge such Subordinate Secured Party's security interest substantially in the form of Exhibit H hereto and (iii) thereafter the Trustee and Paying Agent shall distribute such Consortium Member's share of the Etame Operating Account funds to such Consortium Member's Account as directed in such notice.

6.2  NO OVERDRAFT

     None of the Accounts may go to into overdraft.

6.3  ACCOUNTING FOR ASSETS

     All assets under the jurisdiction and control of the Trustee and Paying Agent and held from time to time in the Trust Funds shall be accounted for within the Etame Revenue Account, Etame Operating Account and TINWORTH Reserve Account specifying the designated account to which such assets may be allocated and the place or places at which Permitted Investments may be held in custody for the account of the Trustee and Paying Agent. The Trustee and Paying Agent shall maintain such books of account and other records as may be necessary to ensure full and proper segregation of the funds credited to such accounts as may be established by the Trustee and Paying Agent hereunder. Such books of account shall be open to inspection by the duly authorized representatives of the Operator, TINWORTH, the Government, the Consortium Members and their respective Subordinate Secured Parties at all reasonable times and upon reasonable notice.

6.4  REPORTS

     The Trustee and Paying Agent shall furnish to the Operator, TINWORTH and each Subordinate Secured Party the following reports:

     (a) Within 20 days after the close of each calendar quarter, a statement prepared by the Trustee and Paying Agent setting forth the amount and source (by category) of funds received pursuant to this Agreement and the disbursements of such funds as disclosed by the records and accounts kept by the Trustee and Paying Agent pursuant to Section 6.3 during such preceding calendar quarter and a statement of the cash and investments held in the accounts under this Agreement as of the end of such period.

     (b) As soon as practicable after its receipt or disbursement of any funds pursuant to this Agreement, a statement by facsimile transmission or, if so requested by any party, by e-mail, of such transactions specifying the amount and the source (by category) of the funds received and disbursed and the amounts credited or charged to the Etame Revenue Account, the Etame Operating Account, the TINWORTH Reserve Account and each Consortium Member's Account.

6.5  TAX CONSIDERATIONS

     (a) All payments from the Trust Funds to Consortium Members shall be paid gross except to the extent required by law and the Trustee and Paying Agent shall be entitled to deduct or withhold any sum on account of any Tax required or which in its view is required to be so deducted or withheld or for which it is in its view liable or accountable by law or practice of any relevant revenue authority of any jurisdiction and in each case in accordance with the Trustee and Paying Agent's usual and customary business practice.

     (b) The Operator shall use reasonable endeavors to procure, on request from the Trustee and Paying Agent, that each Consortium Member makes such declarations as may be required (including, without limitation, declarations under paragraph 4 of the Income Tax (Paying and Collecting Agents) Regulations 1996 (as amended)) that may be required to avoid any withholding from payments out of the Trust Fund that would otherwise be required by law.

7.   INVESTMENT OF FUNDS HELD IN ACCOUNTS UNDER THIS AGREEMENT

7.1  PERMITTED INVESTMENTS

     The Trustee and Paying Agent shall invest amounts held by it from time to time in the TINWORTH Reserve Account solely in such Permitted Investments specifically designated by the Operator (as to type, obligor, yield, maturity and other necessary information) from time to time in writing ("Investment Designation"); provided that (a) if the Trustee and Paying Agent has not received an Investment Designation as to any funds required to be invested hereunder it shall invest such funds in an interest bearing deposit account held with the Account Bank and bearing a rate of interest of the JPMorgan Chase Bank overnight bid rate for deposits in US dollars less 50 basis points or such other interest rate as may be agreed from time to time; (b) upon receipt of an Investment Designation, the Trustee and Paying Agent shall to the extent practicable terminate non-designated investments to which such Investment Designation applies and re-invest the proceeds thereof in the Permitted Investments designated therein; and (c) the Trustee and Paying Agent shall in no event have any liability if a Permitted Investment not made performs better than any other investment the Trustee and Paying Agent enters into. For the avoidance of doubt the Trustee and Paying Agent shall not exercise discretion with regard to the selection of Permitted Investment except as directed in 7.1(a). All Permitted Investments shall be and become part of the Trust Funds and shall be included in the credit balance of the TINWORTH Reserve Account for the purpose of meeting the TINWORTH Reserve Account Maximum Balance. The Permitted Investments shall be valued in accordance with the Trustee and Paying Agent's normal banking practice.

7.2  INTEREST ALLOCATION

     Interest and any other income arising out of the Permitted Investments shall be and become a part of the Trust Funds, allocated to the account for which such investment was made; provided, as of the first Business Day of each calendar quarter during the term hereof, Trustee and Paying Agent shall transfer to the Etame Operating Account quarterly all interest and any other income accruing on amounts in the TINWORTH Reserve Account in excess of the TINWORTH Reserve Account Maximum Balance.

8.   CONCERNING THE TRUSTEE AND PAYING AGENT AND ACCOUNT BANK

8.1 In connection with its duties, rights and powers under this Agreement (including in relation to transactions it may enter into pursuant hereto), the Trustee and Paying Agent shall be subject to the following:

     (a) Instructions. The Trustee and Paying Agent shall, except as otherwise contemplated herein, act solely in accordance with instructions given to it by the Operator for and on behalf of itself and the Consortium Members. The Trustee and Paying Agent shall be entitled to assume that
          (i) any instruction received by it from the Operator is duly given by or on behalf of the Consortium Members, if applicable, in accordance with the terms of the Operating Agreement and any other applicable Finance Documents, (ii) unless it has received actual written notice of revocation, that any instructions or directions given by the Operator have not been revoked and no revocation of any instructions by the Operator shall affect any action of the Trustee and Paying Agent in reliance upon such instruction or direction prior the actual receipt of the notice of revocation, and (iii) the Operator is entitled under the Operating Agreement and other Finance Documents to give such instructions. The Trustee and Paying Agent shall be entitled to request clarification of any instruction or direction and pending receipt of such clarification to its satisfaction may refrain from acting and shall have no liability for the consequences thereof.

     (b) Reliance on Certificates. The Trustee and Paying Agent shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document which it in good faith believes to be genuine; and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein.

     (c) Gross Negligence. The Trustee and Paying Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or wilful misconduct.

     (d) Professional Advice. The Trustee and Paying Agent may consult with, and obtain advice from accounting and legal advisers or such other advisers, consultants and agents as the Trustee and Paying Agent may deem necessary or advisable and it shall incur no liability or loss and shall be fully protected in acting in good faith in accordance with the opinion and advice of any such advisers, consultants or agents, as the case may be.

     (e) No other duties. The Trustee and Paying Agent shall have no duties other than those specifically set forth or provided for in this Agreement and shall not have any implied duties, obligations or responsibilities. In performing or carrying out its duties, obligations and responsibilities, the Trustee and Paying

          Agent shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in this Agreement)

     (f) Recitals. The recitals contained herein shall be taken as the statements of the Operator, and the Trustee and Paying Agent assumes no responsibility for their correctness.

     (g) Other agreements. The Trustee and Paying Agent shall have no obligation to familiarize itself with and shall have no responsibility with respect to any Finance Document, including, without limitation, the Crude Oil Sale Contracts, the Operating Agreement and the Production Sharing Contract, relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such agreement, except for those irregularities, errors or mistakes apparent on the face of such document or to the knowledge of the Trustee and Paying Agent. If, however, any remittance or communication received by the Trustee and Paying Agent appears erroneous or irregular on its face, the Trustee and Paying Agent shall be under a duty to make prompt inquiry to the person or party originating such remittance or communication in order to determine whether clerical error or inadvertent mistake has occurred.

     (h) Payment in error. If the Trustee and Paying Agent pays out funds from the Accounts in error, it shall be entitled to recoup such funds from the party to whom it paid such funds.

     (i) Representations, defaults, etc. The Trustee shall be entitled to assume, unless it has in its capacity as Trustee and Paying Agent for the Beneficiaries received actual notice to the contrary from the Operator, that any representation made or deemed to be made hereunder is true and that neither the Operator nor the Consortium Members are in breach of or default under any of its obligations under this Agreement.

     (j) Agents. The Trustee and Paying Agent may, in the conduct of its trust business, instead of acting personally, employ and pay an agent on any terms, selected by it whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee and Paying Agent (including the receipt and payment of money) and the Trustee and Paying Agent shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person, provided that the Trustee and Paying Agent shall exercise reasonable care in selecting any such person;

     (k) Delegates. The Trustee and Paying Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by this Agreement, including without limitation to the Account Bank. The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Trustee and Paying Agent may think fit in the interest of the Beneficiaries and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate, provided that the Trustee and Paying Agent shall exercise reasonable care in selecting any such delegate.

     (l) Co-trustees. The Trustee and Paying Agent may at any time appoint (and subsequently remove) any Eligible Bank to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Beneficiaries or (ii) for the purposes of confirming to any legal requirements, restrictions or conditions which the Trustee and Paying Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, provided that the Trustee and Paying Agent exercises reasonable care in selecting any such co-trustee and uses reasonable endeavours to consult with the other Beneficiaries in relation thereto, including, without limitation, in respect of any remuneration expected to be paid to such co-trustee. The Trustee and Paying Agent shall give notice to the Operator and the Consortium Members of any appointment. Any person so appointed (subject to the terms of this Agreement) shall have the rights, powers and discretions (not exceeding those conferred on the Trustee and Paying Agent by this Agreement) and the duties and obligations as are conferred or imposed by the instrument of appointment. The remuneration that the Trustee and Paying Agent may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Trustee and Paying Agent.

     (m) No action without indemnification. The Trustee and Paying Agent may refrain from acting in accordance with the instructions of the Operator or from taking any other action hereunder unless and until it has received indemnification and/or security as it may in its absolute discretion require (whether by way of advance payment or otherwise) and for all costs, losses, expenses, claims and liabilities which it may incur or expend or to which it may be exposed.

     (n) Expending own funds. Nothing contained in this Agreement shall require the Trustee and Paying Agent to expend or risk its own funds or otherwise incur any financial liability and the Trustee and Paying Agent shall not be obliged to do or omit anything, including entering into any transaction or incurring any liability including without limitation any Environmental Liability unless the Trustee and Paying Agent's liability is limited in a manner satisfactory to it in its absolute discretion. Nor shall the Trustee and Paying Agent in any circumstances be obliged to give its own indemnity to any receiver or delegate or to become a mortgagee in possession.

     (o) Excluded Obligations. Notwithstanding anything to the contrary expressed or implied hereunder or in any of the Finance Documents, the Trustee and Paying Agent shall not:

          (i) be bound to enquire as to the performance, default or any breach by the Operator, any of the Consortium Members, TINWORTH or any of the Subordinate Secured Parties of any of their respective obligations hereunder or under any of the Finance Documents;

          (ii) be bound to assess or keep under review the financial condition, creditworthiness, condition, value, affairs, status or nature of the Project;

          (iii) except as provided in Sections 6.3 and 6.4, be bound to account to any other Beneficiary for any sum or the profit element of any sum received by the Trustee and Paying Agent for its own account;

          (iv) unless ordered to do so by a court of competent jurisdiction, and except as provided in Section 6.3, be bound to disclose to any other person (including any other Beneficiary) any confidential information;

          (v) except as specifically set out herein, have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, the Operator or any Consortium Member;

     (p) Exclusion of Liability. Unless caused directly by its gross negligence or wilful misconduct the Trustee and Paying Agent shall not accept responsibility or be liable for:

          (i) the adequacy, accuracy and/or completeness of any information supplied by the Trustee and Paying Agent or any other person in connection with this Agreement or the transactions contemplated in this Agreement, or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement;

          (ii) the legality, validity, effectiveness, adequacy or enforceability of the Agreement, the Security or the Underlying Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement, the security or the underlying security;

          (iii) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to this Agreement, the Security, the Underlying Security or otherwise, whether in accordance with an instruction from the Operator or otherwise;

          (iv) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with this Agreement or the Security, the Underlying Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement, the Security or the Underlying Security; or

          (v) any shortfall which arises on the enforcement of the Security or the Underlying Security or otherwise.

     (q) Own responsibility. It is understood and agreed by each Beneficiary (except the Trustee and Paying Agent and Account Bank) that at all times that Beneficiary has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with this Agreement including but not limited to:

          (i) the financial condition, creditworthiness, condition, affairs, status and nature of the Operator, each of the Consortium Members and each of the Buyers;

          (ii) the financial condition, creditworthiness, condition, value, affairs, status and nature of the Project;

          (iii) the legality, validity, effectiveness, adequacy and enforceability of this Agreement and the Security and the Underlying Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement, the Security or the Underlying Security;

          (iv) whether that Beneficiary has recourse, and the nature and extent of that recourse, against the Operator, any Consortium Member, any Buyer or any other person or any of their respective assets under or in connection with this Agreement, the transactions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement;

          (v) the adequacy, accuracy and/or completeness of any information provided by any person in connection with this Agreement, the transactions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement; and

          (vi) the right or title of any person in or to, or the value or sufficiency of any part of the Trust Property, the priority of any of the Security, the Underlying Security or the existence of any security interest affecting the Trust Property, and the Operator for and on behalf of itself and the Consortium Members warrants to the Trustee and Paying Agent that it has not relied on and will not at any time rely on the Trustee and Paying Agent in respect of any of these matters.

     (r) No Responsibility to Perfect Security. The Trustee and Paying Agent shall not be liable for any failure to:

          (i) require the deposit with it of any deed or document certifying, representing or constituting the title of any Beneficiary to any of the Trust Property;

          (ii) obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of this Agreement, the Security or the Underlying Security;

          (iii) register, file or record or otherwise protect any of the Security or the Underlying Security (or the priority of any of the Security or the Underlying Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of this Agreement or of the Security or the Underlying Security;

          (iv) take, or to require any of the Beneficiaries to take, any steps to perfect its title to any of the Trust Property or to render the Security or the Underlying Security effective or to secure the creation of any ancillary security interest under the laws of any jurisdiction; or

          (v) require any further assurances in relation to this Agreement, the Security or the Underlying Security.

     (s) Insurance. Other than as required by applicable law or regulation, the Trustee and Paying Agent shall not be under any obligation to insure any of the Trust Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Trustee and Paying Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any insurance.

     (t) Custodians and Nominees. The Trustee and Paying Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Trustee and Paying Agent may determine, including for the purpose of depositing with a custodian this Agreement and the Trustee and Paying Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person, provided that the Trustee and Paying Agent shall exercise reasonable care in selecting any such custodian or nominee.

     (u) Acceptance of Title. The Trustee and Paying Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as the Operator or any of the Consortium Members may have to any of the Assigned Property and shall not be liable for or bound to require any Operator or any Consortium Member to remedy any defect in its right or title.

     (v) Illegality. The Trustee and Paying Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would nor might otherwise render it liable to any person, and the Trustee and Paying Agent may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

     (w) Powers Supplemental. The rights, powers and discretions conferred upon the Trustee and Paying Agent by this Agreement shall be supplemental to the Trustee Acts and in addition to any which may be vested in the Trustee and Paying Agent by general law or otherwise.

     (x) Trustee Division Separate. In acting as trustee for the Secured Parties, the Trustee and Paying Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments and any information received by any other division or department of the Trustee and Paying Agent may be treated as confidential and shall not be regarded as having been given to the Trustee and Paying Agent's trustee division.

     (y) Disapplication. Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee and Paying Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

     (z) Protection for Account Bank. If the Trustee and Paying Agent delegates any of its functions to the Account Bank, then the relevant protective language in this Agreement (including, without limitation, this Section 8 (including, without limitation, Sections 8.2, 8.3 and 8.10)) in favour of the Trustee. Under no circumstances will the Account Bank be liable to any party hereto for any consequential loss (inter alia, being loss of business, goodwill, opportunity or profit) even if advised of such loss or damage).

8.2  TRUSTEE AND PAYING AGENT FEES

     The Trustee and Paying Agent shall be entitled to receive fees as set forth on Schedule B hereto for the services to be performed by it hereunder and to be reimbursed for all properly incurred out-of-pocket expenses incurred by the Trustee and Paying Agent on a full indemnity basis in connection therewith, including properly incurred legal fees and expenses (such fees and expenses payable under this Section 8.2 are referred to herein as "Fees and Expenses"). The Trustee and Paying Agent may charge such agreed Fees and Expenses and the Additional Remuneration (referred to in Section 8.3 below) to the Etame Operating Account as an expense to be paid under Section 5 prior to the payment of any other amount thereunder, providing the Operator with such evidence as to the nature and amount of such expenses as the Operator may reasonably require. If the balance in the Etame Operating Account is insufficient therefor, the Operator, on behalf of each of the Consortium Members, but not TINWORTH or the Subordinate Secured Parties, shall pay such Fees and Expenses and the Additional Remuneration to the Trustee and Paying Agent.

8.3  EXCEPTIONAL FEES

     In the event of the occurrence of Collection Actions or if payment is not made on any Crude Oil Sales Contract or Letter of Credit when due or the Trustee and Paying Agent is requested by the Operator to undertake duties which the Trustee and Paying Agent, the Operator and the Subordinate Secured Parties agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee and Paying Agent under this Agreement, the Operator shall pay to the Trustee and Paying Agent any additional remuneration (together with any applicable VAT) as the Operator and the Subordinate Secured Parties shall have consented to, such consent not to be unreasonably withheld. If the Trustee and Paying Agent, the Operator and the Subordinate Secured Parties fail to agree upon the nature of the duties or upon such Additional Remuneration, that dispute shall be determined by a investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and Paying Agent and approved by the Operator and the Subordinate Secured Parties or, failing approval, nominated (on the application of the Trustee and Paying Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Operator) and the determination of any investment bank shall be final and binding upon the Beneficiaries. Such remuneration payable under this
     Section 8.3 is referred to herein as "Additional Remuneration".

8.4  STAMP TAXES.

     The Operator shall pay all stamp, registration, notarial and other taxes or fees to which this Agreement, the security or any judgment given in connection with them, is or at any time may be, subject and shall, from time to time, indemnify the Trustee and Paying Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax or fee.

8.5  INTEREST ON DEMANDS

     If the Operator fails to pay any amount payable by it to the Trustee and Paying Agent under this Agreement on its due date interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on such sum) at the rate which is one per cent. per annum over the rate at which the Trustee and Paying Agent was being offered, by prime banks in the London Interbank Market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for such period(s) as the Trustee and Paying Agent may from time to time select

8.6  RESIGNATION AND TERMINATION

     (a) The Trustee and Paying Agent may, at any time, without assigning any reason and without being responsible for the costs and expenses occasioned thereby, by notice to the Operator and TINWORTH tender its resignation as Trustee and Paying Agent under this Agreement.

     (b) The Operator may, with consent of TINWORTH and Subordinate Secured Parties, at any time by notice given by it, terminate the Trustee and Paying Agent's appointment hereunder. Such resignation or termination shall be effective as from the appointment of a successor as hereinafter provided and when all the Security has been transferred to such successor.

8.7  APPOINTMENT OF SUCCESSOR

     (a) Within 45 days of receipt of a notice of resignation or issuance of a notice of termination, the Operator shall appoint a successor, being an Eligible Bank, acceptable to TINWORTH and the Subordinate Secured Parties. The proposed successor bank (the "Successor") shall promptly give notice of its appointment to the Trustee and Paying Agent and shall execute and deliver to each of the Parties an instrument in writing accepting its appointment hereunder which shall specify the office of the Successor in London which is to be that Trustee and Paying Agent's Office for the purpose of this Agreement.

     (b) If in any case a Successor shall not be appointed pursuant to the foregoing provisions of this Section 8.7 within the 45 days aforesaid, the Trustee and Paying Agent may be entitled on behalf of the Operator to appoint a Successor being an Eligible Bank of good standing.

8.8  SUCCESSOR VESTED WITH RIGHTS

     Upon and from the execution and delivery of the instrument in writing appointing the successor and the transfer of all the Security to the Successor, the Successor without any further act or deed shall become fully vested with all the rights, powers and duties and subject to all the obligations of the Trustee and Paying Agent hereunder, but the retiring Trustee and Paying Agent shall be discharged from any further obligation under this Agreement, but shall retain the benefit of this Section 8.

8.9  PAYMENTS AFTER NOTICE

     Upon and from the date of notification from any Successor, any person required to pay amounts to the Trustee and Paying Agent under this Agreement shall pay the Successor at its office specified as aforesaid all amounts described herein as payable to the Trustee and Paying Agent.

8.10 INDEMNIFICATION

     The Operator on behalf of itself and the Consortium Members hereby irrevocably and unconditionally agrees to indemnify, and keep fully and effectively (and on an after-Tax basis) indemnified, the Trustee and Paying Agent against all actions, proceedings, claims, demands, losses, damages, liabilities, calls, assessments, costs, charges and expenses, which may be brought or preferred against or incurred by the Trustee and Paying Agent (otherwise than as a result of its gross negligence or wilful misconduct) in connection with the Trust Fund, this Agreement or the performance of the Trustee and Paying Agent's obligations hereunder including, without prejudice to the generality of the foregoing, any Tax, other than tax on or attributable to the income earned by the Trustee and Paying Agent for which the Trustee and Paying Agent is or may be liable or accountable in connection with the Trust Fund, this Agreement or the performance of the Trustee and Paying Agent's obligations hereunder.

8.11 TRUSTEE AND PAYING AGENT IN INDIVIDUAL CAPACITY

     The Trustee and Paying Agent, in its individual capacity, or any affiliate thereof shall have the same rights, powers and authority to enter into any deposit agreement, loan agreement or any other banking or business relationship permitted by law with any of the Government, the Operator, the Consortium Members, TINWORTH or the Subordinate Secured Parties as though it were not the Trustee and Paying Agent under this Agreement.

8.12 SET-OFF

     The Trustee and Paying Agent is entitled at any time to exercise rights of set-off against (or otherwise make a deduction from) the Trust Fund, in relation to any payment due to the Trustee and Paying Agent under this Agreement in respect of any indemnification, Fees and Expenses or Additional Remuneration.

8.13 SECURITY PROCEDURES

     In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, the Trustee and Paying Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C and the Trustee and Paying Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. In the event Trustee and Paying Agent is unable to obtain a call-back within two (2) Business Days the Trustee and Paying Agent shall proceed on the written instructions as originally received. The persons and telephone numbers for call-backs may be changed only by written instructions actually received and acknowledged by the Trustee and Paying Agent. The Trustee and Paying Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Operator, the Consortium Members, TINWORTH or the Subordinate Secured Parties identifying:

     (i)     the beneficiary,

     (ii)    the beneficiary's bank, or

     (iii)   an intermediary bank.

     The Trustee and Paying Agent may apply any of the Trust Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

8.14 REPRESENTATIONS AND WARRANTIES

     Each of the Trustee and Paying Agent and the Account Bank represents and warrants:

     (a) It is duly incorporated and validity existing under the laws of its jurisdiction of incorporation, and has the corporate power and has obtained all required Authorisations to enter into, and comply with its obligations under this Agreement;

     (b) This Agreement has been duly authorised and executed by it and constitutes a valid and legally binding obligation the Trustee and Paying Agent or, as the case may be, the Account Bank, enforceable in accordance with its terms, except as may be affected by bankruptcy, administration, insolvency and other similar laws affecting creditors rights generally;

     (c) Neither the entering into of this Agreement nor the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Trustee and Paying Agent or, as the case maybe, the Account Bank is a party or by which it is bound, or violate any of the terms or provisions of the Trustee and Paying Agent's or, as the case maybe the Account Bank's Charter or any Authorisation, judgment, decree or order or any statute, rule of regulation applicable to the Trustee and Paying Agent or, as the case maybe, the Account Bank.

9.   MISCELLANEOUS

9.1  REMEDIES AND WAIVERS

     No failure to exercise, or any delay in exercising, on the part of any Secured Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

9.2  PARTIAL INVALIDITY

     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of the provision under the law of any other jurisdiction will in any way be affected or impaired.

9.3  COUNTERPARTS; TERM

     This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Trustee and Paying Agent. This Agreement shall be effective as of the date hereof and shall remain in effect with respect to provisions regarding the TINWORTH Reserve Account until TINWORTH and the Operator have notified the Trustee and Paying Agent that the Final Compensation Payment has been paid and with respect to all other provisions until the Operator and each Subordinate Secured Party shall have notified the Trustee and Paying Agent that this Agreement shall terminate.

9.4  DISPUTES AND SUBMISSION TO JURISDICTION

     (a) The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the English courts in any legal action or proceedings in relation to any disputes which may arise in connection with the rights and obligations established by this Agreement or otherwise arising in connection with this Agreement. England shall be each of the Trustee and Paying Agent's and the Account Bank's jurisdiction for the purposes of the Uniform Commercial Code as in effect in any jurisdiction. Each of the Trustee and Paying Agent, the Account Bank and the Operator represents that it has not entered into any agreement relating to the Accounts that designates any other jurisdcition as the Trustee and Paying Agent's or the Account Bank's jurisdiction for such purposes and agrees that it will not enter into any such agreement;

     (b) Each of Trustee and Paying Agent, the Operator, TINWORTH, the Consortium Members and the Subordinate Secured Parties (with the exception of the International Finance Corporation) irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds;

     (c) Each of Trustee and Paying Agent, the Operator and TINWORTH irrevocably consents to service of process by mail or in any manner permitted by the relevant law.

9.5  NOTICE OF TRUST AND PAYING AGENT AGREEMENT

     The Operator hereby undertakes to give notice of the trust created hereby and a copy of this Agreement to the Beneficiaries promptly following the execution of this Agreement.

9.6  NOTICES

     All notices, approvals, instructions, and other communications for purposes of this Agreement shall be in writing, and shall be transmitted by certified or registered airmail, hand, overnight courier, facsimile or e-mail, directed as set forth below:

     (a)  To the Operator at the following mail, facsimile and e-mail addresses:

          VAALCO Gabon (Etame), Inc.
          4600 Post Oak Place, Suite 309
          Houston, Texas 77027

          Attention:      President or Vice President
          Telephone:      713-623-0801
          Facsimile No.:  713-623-0982
          Email address:  vaalco@vaalco.com

     (b)  to TINWORTH at the following mail, facsimile and e-mail addresses:

          TINWORTH
          c/o Fred.Olsen Production A.S.
          Fred.Olsen Gate 2
          PO Box 1159 Sentrum
          0152 OSLO
          Norway

          Attention:      Commercial Manager
          Facsimile No.:  47 22 42 9946
          Email address:  fpso@fredolsen.no

     (c) To the Trustee and the Paying Agent at the following mail, facsimile and e-mail addresses:

          JPMorgan Chase Bank
          Trinity Tower
          9 Thomas More Street
          London E1W 1YT

          Attention:      Manager, Escrow Administration
          Facsimile No.:  44 20 7777 5410
                          44 20 7777 5450
          Email address:  will.manns@jpmorgan.com
                          phillip.runciman@jpmorgan.com

     (d) To the Account Bank at the following mail, facsimile and e-mail addresses:

          JPMorgan Chase Bank
          Trinity Tower
          9 Thomas More Street
          London E1W 1YT

          Attention:      Manager, Escrow Administration

          Facsimile No.:  44 20 7777 5410
                          44 20 7777 5450

          Email address:  will.manns@jpmorgan.com
                          phillip.runciman@jpmorgan.com

     (e) To each of the Subordinate Secured Parties at the mail and facsimile address specified on Schedule A.

     The Parties may designate additional addresses for particular communications as required from time to time, and may change any address, by notice given ten days in advance of such additions or changes. Immediately upon receiving communications by facsimile or e-mail transmission, a Party may request a repeat transmittal of the entire communication or confirmation of particular matters.

     All notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or the day after the date of receipt if sent by facsimile or e-mail, or on the date seven Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section or in accordance with the latest unrevoked direction from such Party given in accordance with this Section.

9.7  INCUMBENCY CERTIFICATES; NOTICES

     (a) The Operator shall furnish the Trustee and Paying Agent, from time to time, with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of Operator, TINWORTH and the Subordinate Secured Parties, respectively, to give the notifications and approvals required by this Agreement and such other material in relation to the opening and operating of the Accounts as Trustee and Paying Agent may reasonably request. The Trustee and Paying Agent has a general right, in relation to the receipt of notices, instructions and certificates, to act in accordance with normal banking practice. The Operator shall furnish to the Trustee and Paying Agent from time to time any information as the Trustee and Paying Agent may reasonably specify as being necessary or desirable to enable the Trustee and Paying Agent to perform its functions hereunder.

     (b) The Trustee and Paying Agent shall furnish the Operator, from time to time, with notice of the officers of the Trustee and Paying Agent who are authorized to act on its behalf in the performance by the Trustee and Paying Agent of its duties under this Agreement.

9.8  NO AMENDMENT EXCEPT IN WRITING

     This Agreement may not be revoked, amended, modified, varied or supplemented except by an instrument in writing signed by the Parties hereto after submission to the Trustee and Paying Agent of the written consent to such amendment of TINWORTH and the Subordinate Secured Parties; provided, however, the Parties agree that Schedule A may be revised and replaced from time to time with a new Schedule A upon receipt of a notification from a Consortium Member as to the identity of such Consortium Member's Subordinate Secured Party or confirmation or change of the respective Consortium Member's Account, accompanied by the written consent of such Subordinate Secured Party.

9.9  APPLICABLE LAW

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES (the "Applicable Law").

9.10 BENEFIT OF AGREEMENT

     This Agreement shall be binding upon the Parties, and inure to the benefit of, the Parties, each Consortium Member, TINWORTH and each Subordinate Secured Party and their respective successors and assigns.

9.11 LANGUAGE

     All notices and documents given under this Agreement shall be in English.

9.12 THIRD PARTY RIGHTS

     The Parties agree that TINWORTH, the Consortium Members and each of their Subordinate Secured Parties has the right to enforce the terms of this Agreement to the extent necessary to enforce their benefits hereunder, but that no other person has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

9.13 PERPETUITY PERIOD

     The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

9.14 WINDING UP OF TRUST

     If the Trustee and Paying Agent with the written consent of the Operator, TINWORTH and Subordinate Secured Parties determines that all of the Secured Obligations have been fully and finally discharged then the trust shall be wound up. At that time the Trustee and Paying Agent shall, at the cost and expense of the Operator, release, without recourse or warranty, all of the security held by it hereunder and the Trustee and Paying Agent shall be released from its obligations under this Agreement (save for those which arose prior to such winding-up). The Trustee and Paying Agent shall also reassign to the relevant parties those rights assigned to it pursuant to the Crude Oil Sale Contracts Assignment and shall forthwith instruct the Account Bank to transfer all amounts together with any accrued but uncredited interest, if any, standing to the credit of the Accounts to the Consortium Member Accounts and close the Accounts.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed by their respective duly authorized signatories as of the date first above written.

                                                          Executed as a deed by:
                                                      VAALCO GABON (ETAME), Inc.
                                               acting by                     and
                                                     and                  acting
                                                   under the authority of VAALCO
                                                             GABON (ETAME), Inc.


                                                     By:

                                                     Name:

                                                     Title:


                                                     By:

                                                     Name:

                                                     Title:


                                                          Executed as a deed by:
                                                             JPMORGAN CHASE BANK



                                                    ----------------------------
                                                            Authorized Signatory



                                            In the presence of:
                                                                ----------------

                                            Signature of Witness:
                                                                 ---------------

                                            Name of Witness:
                                                            --------------------

                                            Address of Witness:
                                                               -----------------

                                            Occupation of Witness:
                                                                  --------------

                                                             The Common Seal of:
                                                         J.P. MORGAN TRUSTEE AND
                                                      DEPOSITARY COMPANY LIMITED
                                                            was hereunto affixed
                                                             in the presence of:


                                                    ----------------------------
                                                            Authorised Signatory


                                                    ----------------------------
                                                            Authorised Signatory


IN WITNESS WHEREOF, TINWORTH acknowledges and consents to the terms of this Agreement, executed by its duly authorized signatory as of the date first above written.


                                                                TINWORTH LIMITED


                                                      By:

                                                      Name:
                                                           ---------------------

                                                      Title:


                                                      By:

                                                      Name:
                                                           ---------------------

                                                      Title:

                                    Schedules


A.   Consortium Members Account and Subordinate Secured Party Designations

B.   Trustee  Fee Schedule

C.   Funds Transfer Confirmation Contact Party Designation

D.   TINWORTH Draw Notice

E.   Notice of Assignment of Crude Oil Sales Contract

F.   Acknowledgement of Crude Oil Sales Contract Assignment

G.   Notice of Assignment of Consortium Member's Account

H.   Acknowledgement of Assignment of Consortium Member's Account

I.   Appointment Instrument

                                   SCHEDULE A

            CONSORTIUM MEMBERS ACCOUNT AND SUBORDINATE SECURED PARTY

                                  DESIGNATIONS

                                   SCHEDULE B

             TRUSTEE AND PAYING AGENT AND ACCOUNT BANK FEE SCHEDULE


Initial Acceptance Fee:                       US$25,000

Etame Revenue Account Administration Fee:     US$7,500 per annum or part thereof

Etame Operating Account Administration Fee:   US$7,500 per annum or part thereof

TINWORTH Reserve Account Administration Fee:  US$7,500 per annum or part thereof

                                   SCHEDULE C

              FUNDS TRANSFER CONFIRMATION CONTACT PARTY DESIGNATION

VAALCO Gabon (Etame), Inc.             PetroEnergy Resources Corporation
4600 Post Oak Place Suite 309          7th Floor, JMT Building
Houston, TX 77098 USA                  ADB Avenue, Ortigas Center
Attn: W. Russell Scheirman             Pasig City, Metro Manila Philippines
President                              Tel: 632-633-8716
Tel: 713-499-1463                      Fax: 632-633-8730
Fax: 713-623-0982                      Attn: Milagros V. Reyes, President


Nissho Iwai Corporation                Sasol Petroleum International (Pty) Ltd.
3-1, Daiba 2-Chome                     7th Floor, Marble Arch Tower
Minatoku, Tokyo 135-8655               55 Bryanston Street
Japan                                  London W1H 7AJ
Attn: Mr. Shinichi Teranishi           Tel: 44-207-868-2232
General Manager                        Fax: 44-207-868-8600
Offshore Energy Project Dept.          Attn: Hans Oesterle
Tel: 813-3588-2694                           Exploration Manager
Fax: 813-3588-4547


PanAfrican Energy Gabon Corporation    Director General de Hydrocarbures
PanAfrican Energy Corporation Ltd.     Ministere  des Mines de  L'Energie, du
PO Box 332, Sir Walter Raleigh House   Petrole et des Ressources Hydraulique
48-50 Esplanade, St. Helier, Jersey    B.P. 2199 Libreville Gabon
Channel Islands JE4 9YA                Attn: Jean KOUMBI GUIYEDI
Tel: 44(0) 1534 700900                 Directeur de l'Exportation
Fax: 44(0) 1534 700901                 Tel: 241 76 39 23
Attn: David Lyons                      Fax: 241 72 49 90
      President


West Atlas Afrique, Ltd.               TINWORTH
7th Floor, Marble Arch Tower           c/o Fred.Olsen Production A.S.
55 Bryanston Street                    Fred.Olsensgt.2
London W1H 7AJ                         PO Box 1159 Sentrum
Tel:  44-207-868-2232                  0152 OSLO
Fax:  44-207-868-8600                  Norway
Attn:  Hans Oesterle                   Tel: 47-22-34-10-00
       Exploration Manager             Fax: 47-22-42-9946
                                       Attn: Georg S. Onsrud, director

                                   SCHEDULE D

                              TINWORTH DRAW NOTICE


From:       TINWORTH, Ltd
To:         Trustee and Paying Agent and the Account Bank
Copy to:    The Operator, the other Consortium Members, and the Subordinate
            Secured Parties

Dated:


                              TINWORTH DRAW NOTICE

Dear Sirs

Relating to a Trustee and Paying Agent Agreement dated 26 June 2002 between Vaalco Gabon (Etame), Inc., JPMorgan Chase Bank, London Branch and J.P. Morgan Trustee and Depositary Company Limited as from time to time modified, supplemented or amended in accordance with the terms thereof. Terms not otherwise defined herein shall have the meaning given to them in the Trustee and Paying Agent Agreement.

1. We hereby certify that the Operator has failed to pay the Compensation in the amount of US$_________________ (the "Default Amount") to TINWORTH under the FPSO Contract on the due date thereof and that all applicable grace periods have expired. TINWORTH hereby declares that a Payment Default has occurred.

2. We hereby further certify that the Default Amount is now due and owing to TINWORTH under the FPSO Contract. Pursuant to Section 5.3 of the Trustee and Paying Agent Agreement we hereby direct the Trustee and Paying Agent to distribute the lesser of (i) the Default Amount and (ii) the balance of the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance to TINWORTH at the following account:

                             [specify bank account]

3. Our notice details for the purpose of receiving communications under the Trustee and Paying Agent Agreement are as follows:

     Address:
     Attention:
     Telephone No:
     Facsimile No:
     Email Address:

4. We hereby further certify that a copy of this TINWORTH Draw Notice has been sent by facsimile with an overnight copy sent via international courier to each of the

     Operator, the other Consortium Members, and the Subordinate Secured Parties as designated on the most recent Schedule A delivered to TINWORTH pursuant to Section 6.1(b) of the Trustee and Paying Agent Agreement.

5. This TINWORTH Draw Notice shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this TINWORTH Draw Notice has been executed and is intended to be and is hereby delivered on the date first above written.

TINWORTH, Ltd


-------------------------------------------
EXECUTED by [                      ])
As attorney for and on behalf of    )    ---------------------------
[                          ]        )

Witnessed by:
Name:
Address:

                                   SCHEDULE E

            FORM OF NOTICE OF ASSIGNMENT OF CRUDE OIL SALES CONTRACT


                         (On the Operator's letterhead)

To:  [Counterparty to the Crude Oil Sales Contract]

Dear Sirs,

We hereby give you notice that pursuant to the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002 between ourselves and ___________________ [name of Trustee and Paying Agent] (the "Trustee and Paying Agent") and ___________________[name of Account Bank] (the "Account Bank") we have assigned to the Trustee and Paying Agent, all our right, to and in respect of each amount payable in U.S. Dollars pursuant to sales of crude oil produced from the Etame Field (as more particularly described in the operating agreement (being the joint operating agreement effective as of April 4, 1997 between Vaalco Gabon (Etame), inc., VAALCO Energy (Gabon), Inc., Western Atlas Afrique Ltd., Petrofields Exploration & Development Co. Inc. and Alcorn Petroleum and Mineral Corporation, as the same has been and may hereafter be modified, supplemented or amended, including any extension or renewal thereof and any successors of the original parties) and exported from the Project (being the floating production storage and offloading system and the three oil wells existing in the Etame Field and such other wells or facilities as may be added to develop the Etame Field) and any amounts payable on account of interest due by reason of the late payment for such crude oil under the Contract, in each case net of sales commissions provided for in the Contract or in any sales agency agreements entered into in connection therewith.(the "Crude Oil Sale Contract Revenues") in respect of [details of contract] (the "Contract") and all liens, security interests, Letters of Credit, mortgages or similar rights securing payment by [name of buyer] (the "Buyers") of the Crude Oil Sales Contract Revenues in respect of the Contract.

With effect from your receipt of this notice we hereby give you notice that we have agreed that:

     (a) all Crude Oils Sales Contract Revenues under or arising from the Contract should be made to [specify bank account];

     (b) all rights to compel performance of payment of Crude Oils Sales Contract Revenues under or arising from the Contract shall be exercisable by the Trustee and Paying Agent or its nominee and agents (although we shall remain liable to perform all the obligations assumed by us under the Contract); and

     (c) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves for the payment of the Crude Oils Sales Contract Revenues under or arising from the Contract belong to the Trustee and Paying Agent and no changes may be made to the terms of the Contract nor may the Contract be terminated without the Trustee and Paying Agent's consent with respect to the payment of any monies thereunder.

You are hereby authorized and instructed, without requiring further approval from us, to provide the Trustee and Paying Agent with such information relating to the Contract as it may from time to time request and to send copies of all notices issued by you under the Contract to the Trustee and Paying Agent as well as to us.

These instructions may not be revoked, nor may the terms of the Contract be amended, varied or waived without the prior written consent of the Trustee and Paying Agent.

Please acknowledge receipt of this notice by signing and dating the acknowledgement set out on the enclosed copy and returning it to the Trustee and Paying Agent.

Yours faithfully,


for and on behalf of
[the Operator]

                                   SCHEDULE F

         FORM OF ACKNOWLEDGEMENT OF CRUDE OIL SALES CONTRACT ASSIGNMENT


To:  [Insert name of Trustee and Paying Agent]

     [insert address]


     Attention:

We acknowledge receipt of the notice dated [ ] (the "Notice"). We confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and title in, to or in respect of the Contract and that we will comply with the terms of the Notice.

We further agree and confirm that:

     (a) we will not, without your prior written consent, vary, suspend, rescind, discharge or otherwise terminate the Contract or in any way prejudice the rights, titles, benefits and interests assigned to you;

     (b) we will not claim any set-off or counterclaim to your prejudice in respect of any moneys payable under the Contract;

     (c) we will procure that payments are made to you in accordance with the authority and instruction contained in the Notice; and

     (d) we will not withhold consent to the assignment of the Contract by you to another person.

Yours faithfully,

For and on behalf of [          ]


By:

Date:

                                   SCHEDULE G

                          FORM OF NOTICE OF ASSIGNMENT


                       (On Consortium Member's letterhead)


To:  [Insert Trustee and Paying Agent and Operator's Name and Address]

Dear Sirs,

We hereby give you notice that pursuant to an agreement dated [              ]
between ourselves and [Subordinate Secured Party] (the "Subordinate Secured Party") we have assigned with full title guarantee to the Subordinate Secured Party by way of security absolutely all our right, title and interest in, to and in respect of the Etame Operating Account as defined and governed under the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002 (the "Trust Agreement") including all monies which may be payable to us in respect of the Etame Operating Account. We acknowledge that the right, title and interest in, to and in respect of the Etame Operating Account so assigned is subject to the rights of the Trustee and Paying Agent and the Account Bank under the Trust Agreement.

With effect from your receipt of this notice we hereby give you notice that we have agreed that:

     (a) all payments to be made to us under or arising from the Etame Operating Account should be made to [specify bank account ("Designated Account")]; and

     (b) all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Etame Operating Account belong to the Subordinate Secured Party.

We hereby covenant with the Trustee and Paying Agent on behalf of itself and as trustee for an on behalf of the Beneficiaries that we will pay and discharge those Secured Obligations to which we are liable when due.

You are hereby authorized and instructed, without requiring further approval from us, to provide the Subordinate Secured Party with such information relating to the Etame Operating Account as it may from time to time request and to send copies of all notices issued by you under the Trust Agreement to the Subordinate Secured Party as well as to us.

These instructions may not be revoked, nor may the Designated Account be amended or changed without the prior written consent of the Subordinate Secured Party.

Please acknowledge receipt of this notice by signing and dating the acknowledgement set out on the enclosed copy and returning it to Subordinate Secured Party.

Yours faithfully,


Executed as a Deed by:


[Insert relevant execution clause]

[Consortium Member]

                                   SCHEDULE H

                      FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT


To:  [Subordinate Secured Party]

     [insert address]

     Attention:

We acknowledge receipt of the Notice of Assignment dated [     ] (the "Notice")
from [Consortium Member] ("your Consortium Member"). We confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and title in, to or in respect of your Consortium Member's interest in and to the Etame Operating Account and that we will comply with the terms of the Notice. Terms defined in the Notice shall have, when used in this acknowledgement, the same meaning herein as therein, unless the context otherwise requires.

We further agree and confirm that:

     (a) we will not, without your prior written consent, amend or change the Designated Account or in any way prejudice the rights, titles, benefits and interests assigned to you;

     (b) we will procure that payments are made to you in accordance with the authority and instruction contained in the Notice;

     (c) we will not withhold consent to the assignment of the Designated Account by you to another person; and

     (d) we will not claim any set off or counterclaim to your prejudice in respect of any moneys held in the Designated Account; and

     (e) we will not revoke, amend, modify, vary or supplement any of the Trust Agreement without evidence of your consent, except with respect to changes in Schedule A to the extent permitted under Section 9.8 of the Trust Agreement insofar as such changes modify the identity of other Subordinate Secured Parties and/or Consortium Members' Accounts other than your Consortium Member's Account.

Yours faithfully,

For and on behalf of [insert name of Trustee and Paying Agent]


By:

Date:

And


For and on behalf of [VAALCO Gabon (Etame), Inc.]

By:

Date:

                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------

Executed as a deed by:
VAALCO GABON (ETAME), Inc.
acting by [name of person signing] and
[name of person signing] acting under
the authority of VAALCO GABON (ETAME), Inc.


                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------


                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------

Executed as a deed by:
VAALCO GABON (ETAME), Inc.
acting by [name of person signing] and
[name of person signing] acting under
the authority of VAALCO GABON (ETAME), Inc.
as attorney for [Retiring Party]


                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------

                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------

IN WITNESS WHEREOF, TINWORTH acknowledges and consents to the terms of this Agreement, executed by its duly authorized signatory as of the date first above written.


                                                                TINWORTH LIMITED


                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------


                                                    By:
                                                          ----------------------

                                                    Name:
                                                          ----------------------

                                                    Title:
                                                          ----------------------

                                   SCHEDULE I

                            FORM OF DEED OF ACCESSION

From:     [Consortium Member]

To:       Trustee and Paying Agent and the Account Bank

Copy to: The Operator, the other Consortium Members, TINWORTH and the Subordinate Secured Parties

Dated:

Dear Sirs

                        Consortium Member Accession Deed

Relating to a Trustee and Paying Agent Agreement dated 26 June 2002 between VAALCO Gabon (Etame), Inc., JPMorgan Chase Bank and J.P. Morgan Trustee and Depositary Company Limited as from time to time amended, varied, waived, novated or supplemented. Terms not otherwise defined herein shall have the meaning given to them in the Trustee and Paying Agent Agreement.

6. We hereby confirm that we have elected to sell our share of Crude Oil from the Project directly to a Buyer and have entered into a Crude Sharing Agreement with the Operator.

7. We acknowledge and agree that upon and by reason of our delivering this Accession Deed to the Trustee and Paying Agent and acceptance by the Trustee and Paying Agent of it we will thereby forthwith become a party to the Trustee and Paying Agent Agreement as a Consortium Member thereunder and shall be entitled to those rights and benefits, and be bound by those obligations, of the Operator that are set out in Sections 2.1 (save for the obligation of the Operator referred to in the 4th sentence thereof), 2.2, 2.3, 2.4, 2.5(b), 2.6, 2.7, 2.8, 8.1(a), (i), (m), (p)(iii) and 9.4(c) of
     the Trust and Paying Agent Agreement.

8. We hereby make the representations, warranties and covenants set out in Sections 2.7(b) and 8.1(q) to the Trustee and Paying Agent Agreement.

9. We confirm and agree that we have been, and will continue to be, solely responsible for making our own independent appraisal of and investigations into the financial condition, creditworthiness, condition, value, affairs, status and nature of the Project and the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents and any documents or other matters delivered pursuant thereto or of any security purportedly granted by or pursuant thereto. We further confirm that we have not relied and will not hereafter rely on any of the Trustee and Paying Agent or any party to the Finance Documents:

     (a) to check or enquire on our behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with any of the Finance Documents;

     (b) to assess or keep under review on our behalf the financial condition, creditworthiness, condition, value, affairs, status or nature of the Project; or

     (c) to assess or keep under review on our behalf the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document or other matter delivered pursuant thereto or of any security purportedly granted by or pursuant thereto.

10. Our notice details for the purpose of receiving communications under the Trustee and Paying Agent Agreement are as follows:

     Address:

     Attention:

     Telephone No:

     Facsimile No:

     Email Address:

11. This Accession Deed shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this Accession Deed has been executed as a deed poll and is intended to be and is hereby delivered on the date first above written.


-------------------------------------------

EXECUTED by [                           ] )

as attorney for and on behalf of          )     ---------------------------

[                         ]               )


Witnessed by:

Name:

Address:

Countersignature by Trustee and Paying Agent:

-------------------------------------------
[Trustee and Paying Agent]

                                     - 54 -